UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01 Other Events.

Synthesis Energy Systems, Inc. (“SES” or the “Company”) is filing this Form 8-K to update financial information and certain related disclosures in its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “2016 Form 10-K”), to reflect the presentation of the ZZ Joint Venture as discontinued operations. This update is consistent with the presentation of continuing and discontinued operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

In August 2016, we announced that we and Shandong Hai Hua Xuecheng Energy Co., Ltd. (“Xuecheng Energy”) entered into a definitive agreement to restructure the ZZ Joint Venture. We retained an approximate nine percent ownership in the ZZ Joint Venture, and Xuecheng Energy assumed all outstanding liabilities of the ZZ Joint Venture, including payables related to the Cooperation Agreement with Xuecheng Energy signed in 2013. The definitive agreement took full effect when the registration with the government was completed on October 31, 2016. During the second quarter of fiscal 2017, we will deconsolidate the ZZ Joint Venture and will account for our investment under the cost method. For purposes of the financial statements included herein, the Company has classified all operations related to the ZZ Joint Venture as discontinued operations and have classified all assets and liabilities related to the ZZ Joint Venture as assets/liabilities of discontinued operations. Prior period results have been adjusted to reflect the current presentation.

In accordance with accounting guidance, SES has reported the results of operations of the ZZ Joint Venture as discontinued operations in the consolidated statements of operations and presented the assets and liabilities the ZZ Joint Venture as assets/liabilities of discontinued operations in the consolidated balance sheets for all periods presented.

Exhibit 99.1 filed with this Form 8-K and incorporated into this Item 8.01 by reference contains the following items from the 2016 Form 10-K that have been recast to reflect the presentation of the historical operating results of the ZZ Joint Venture as discontinued operations.

•	Part II, Item 6. Selected Financial Data

•	Part II, Items 7. and 7A. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

•	Part II, Item 8. Financial Statements and Supplementary Data

Information in the 2016 Form 10-K has not been updated for other events or developments that occurred subsequent to the filing of the 2016 Form 10-K with the SEC on September 29, 2016. For additional information related to developments since the filing of the 2016 Form 10-K, refer to the Company’s Form 10-Q for the quarterly period ended September 30, 2016 filed with SEC on November 14, 2016 and its other filings. The information in this Form 8-K, including the exhibits, should be read in conjunction with the 2016 Form 10-K and subsequent SEC filings.

Item 9.01 Financial Statements and Exhibits

Exhibits

*23.1 Consent of BDO USA, LLP.

*99.1 Updated Part II, Item 6. “Selected Financial Data,” Part II, Items 7. and 7A. “Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 8. “Financial Statements and Supplementary Data” of SES’ Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

101.INS XBRL Instance Document **

101.SCH XBRL Taxonomy Extension Schema **

101.CAL XBRL Taxonomy Extension Calculation Linkbase **

101.DEF XBRL Taxonomy Extension Definition Linkbase **

101.LAB XBRL Taxonomy Extension Label Linkbase **

101.PRE XBRL Taxonomy Extension Presentation Linkbase **

* = Filed herewith

**= In accordance with Rule 406T of Regulation S-T, the XBRL information in Exhibit 101 to this annual report on Form 10-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: November 28, 2016	/s/ Scott Davis
Scott Davis
Chief Accounting Officer and Corporate Secretary